Exhibit 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                   DATE:  September ___, 2000

    EDGE TECHNOLOGY GROUP, INC. COMMON STOCK PURCHASE WARRANT

Edge Technology Group, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received for services rendered in connection with the Company's formation and initial offering of securities, _____________ (the "Holder"), or assigns, is entitled, subject to the terms set forth below, on or after the date hereof through September 1, 2005 to purchase from the Company up to ________________ (_________) fully paid and non-assessable shares of common stock in the Company, par value $0.01 per share ("Common Stock"), at the exercise price of Three Dollars and No/100 ($3.00) per share (the "Exercise Price"), the number and character of shares of such Common Stock being subject to adjustment as provided below. The term "Common Stock" shall mean, unless the context otherwise requires, the shares of such Common Stock or other securities or property at the time deliverable upon the exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and also any warrants delivered in substitution or exchange therefor as provided herein.

     1. EXERCISE OF WARRANT. Subject to compliance with the provisions hereof, this Warrant may be exercised by Holder, in whole or in part, during the period of exercise specified above, at any time or from time to time, by surrendering the Warrant at the principal office of the Company, together with the form of Election to Exercise in substantially the form of Exhibit A, fully executed, and with payment in cash or immediately available funds of the sum obtained by multiplying (a) the number of shares of Common Stock for which the Warrant is being exercised by (b) the Exercise Price (provided, that no cash need be delivered if the Holder elects the "net issue exercise" alternative described below). This Warrant may be exercised for less than the full number of shares of Common Stock or any fraction thereof called for hereby, during the period of exercise specified above, at any time or from time to time, in the manner set forth in this
Section 1. Upon any partial exercise, the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon such partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder. For purposes of this Section, a Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.



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     2.   DELIVERY OF STOCK CERTIFICATES ON EXERCISE.  As soon as
practicable after any exercise of this Warrant and payment of any required Exercise Price (and in any event within five (5) days), the Company, at its expense, will cause to be issued in the name of and delivered to Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock, together with any other securities or property to which Holder is entitled upon exercise, plus, in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(e) hereof. The Company agrees that the shares so purchased shall be deemed to be issued as of the close of business on the date of the applicable exercise of this Warrant and payment of the required Exercise Price.

     3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 3. Upon each adjustment of the Exercise Price pursuant to this Section 3, Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a) Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(b) Reorganization, Reclassification, Share Exchange, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, share exchange, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, share exchange, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such share exchange, consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such share exchange, consolidation or merger or the entity purchasing such assets shall assume by written instrument mailed or delivered to Holder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Company shall not effect any share exchange, consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such share exchange, consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

(c)    Notices of Record Date.  If:

  (i) the Company shall declare any cash dividend upon its Common Stock, or

  (ii) the Company shall declare any dividend upon its Common
     Stock payable in stock or declare any special dividend or make any other distribution to the holders of its Common
     Stock, or

  (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

  (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or share exchange, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity, or

  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, in connection with such event, the Company shall give to Holder (A) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up; and (B) in the case of any such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with this clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, share exchange, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be addressed to Holder at the address of Holder as shown on the books of the Company.

(d) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this
Section 3, except in the case of a combination of shares of a type contemplated in Section 3(a) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to
Section 3(a).

(e) Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise, partial exercise pursuant to Section 1(a) of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable upon such exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction of a share, calculated to the nearest one-hundredth (1/100) of a share of Common Stock, to be computed in the manner set forth in
Section 1(b) hereof.

(f) Officers' Statement as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall file at each office designated for the exercise of this Warrant a statement, signed by the Chief Executive Officer, the President or any Vice President of the Company, showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment. The Company shall also cause a written notice setting forth any such adjustments to be sent to the record holder of this Warrant at its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 3(e), such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 3(e) hereof.

     4. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, share exchange, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

     5. RESERVATION OF STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar warrants, options and other rights to purchase Common Stock, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar warrants, options or rights to purchase Common Stock at the time outstanding.

     6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     7. REMEDIES. The Company stipulates that the remedies at law of Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

     8. TRANSFERS AND LEGENDS. Subject to the further provisions of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, at the agency or office of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed as provided in Exhibit B hereto. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and when so endorsed the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

          Holder acknowledges and agrees with the following provisions:

(a) Absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of this Warrant or the shares of Common Stock issuable upon exercise of this Warrant, Holder will not sell or transfer this Warrant or any or all of such shares of Common Stock without first providing the Company with an opinion of counsel (which may be an opinion of Holder) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act.

(b) Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the time of exercise such Warrant shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act.

(c) Prior to the exercise of this Warrant, Holder will not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

(d) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the issuance or delivery of certificates for Common Stock or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

     9.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The
Company hereby represents and warrants to Holder that:

(a) Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms.

(b) Warrant Shares. The shares of Common Stock issuable pursuant to this Warrant have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) Rights and Privileges. The rights, preferences, privileges and restrictions granted to or imposed upon such shares of Common Stock and the holders thereof are as set forth herein and in the Company's Articles of Incorporation and Bylaws, true and complete copies of which have been delivered to the original Holder

(d) No Inconsistency. The execution and delivery of this Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, will not (i) violate any provision of the Company's Articles of Incorporation and Bylaws, (ii) contravene any law, governmental rule or regulation, judgment or order applicable to the Company,
(iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or (iv) require the consent or approval of, the giving of notice to, the registration with the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     10. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to the Company that:

(a) Knowledge, Skill and Experience. It has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the shares of Common
Stock issuable upon exercise of this Warrant.

(b) Capable of Bearing Risks. It is capable of evaluating the risk of its investment in this Warrant and the shares issuable upon exercise of this Warrant and is able to bear the economic risk of such investment, including the risk of losing the entire investment.

(c) Acquiring for its Own Account. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant are being acquired by it for investment purposes only, for its own account and not with a present view to any distribution thereof in violation of applicable securities laws.

(d) Compliance with Securities Law. If Holder should in the future decide to dispose of the shares issuable upon exercise of this Warrant, it is understood that it may so do only in compliance with the Act and applicable state securities laws.

(e) Access to Information. The Company has made available to Holder the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and Holder has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of the Warrant hereunder.

Accredited Investor. Holder is an "Accredited Investor," as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

(f) Acknowledgement. Holder understands that (i) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are registered under the Act and applicable state securities laws or a subsequent disposition thereof is exempt from such registration (and, upon request, evidence satisfactory to the Company is provided by Holder of the availability of such exemptions, including, upon request, the delivery to the Company of opinions of counsel, which opinions and counsel are satisfactory to the Company), and (iii) this Warrant and the shares of Common Stock issuable upon exercise of this Warrant may bear a legend to such effect.

     11. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this Warrant) is exchangeable, upon the surrender hereof by Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock that may be subscribed for and purchased hereunder.

     12. REGISTRATION RIGHTS. Reference is hereby made to that certain Registration Rights Agreement dated June 13, 1997 by and among the Company and certain stockholders of the Company (including Glacier Capital Limited and Summitt Capital Limited, collectively "G&S"), as subsequently amended (the "Registration Rights Agreement"). The Company hereby grants to Holder piggyback registration rights associated with the shares issuable upon exercise of this Warrant in connection with any registration rights requested by G&S under the Registration Rights Agreement on the terms specified therein.

     13. MAILING OF NOTICES. All notices and other communications from the Company to Holder shall be mailed by first-class certified mail, postage prepaid, or by a recognized overnight delivery service, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. Notice shall be deemed delivered three (3) business days after deposit with the United States Postal Service and one (1) business day after deposit with an overnight delivery service.

     14. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

     15. CHANGE, WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

                    [Signature page follows]

     IN WITNESS WHEREOF, the Company, by the undersigned thereunto duly authorized, has duly executed this Warrant as of the date first written above.

                                   EDGE TECHNOLOGY GROUP, INC.,
                                    a Delaware corporation


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                            Exhibit A

                      Election to Exercise

          [To be signed only upon exercise of Warrant]

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for ___________ shares of Common Stock of Edge Technology Group, Inc., a Delaware corporation. Accordingly, the Holder herewith makes payment of $___________ in full payment of the exercise price.

     The undersigned requests that the certificates for such shares be issued in the name of _______________________ and be delivered to ______________ whose address is:







Dated:____________  By_____________________________________
                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                            Exhibit B

                           Endorsement

          [To be signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the within Warrant to purchase the __________ shares of the Common Stock of Edge Technology Group, Inc. to which the within Warrant relates, and appoints _____________ attorney to transfer said right on the books of _______________ with full power of substitution in the premises.


Dated:_____________           By________________________________
                              (Signature must conform in all
                              respects to name of Holder as
                              specified on the face of the
                              Warrant)

                              Address:__________________________
                                      __________________________










                               B-1